UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 9, 2023
(Date of earliest event reported)

Firsthand Technology Value Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-00830	27-3008946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

150 Almaden Blvd., Suite 1250 San Jose, CA		95113
(Address of principal executive offices)		(Zip Code)

(800) 976−8776
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
[ ]	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
[ ]	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

[ ] Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 9, 2023, Firsthand Technology Value Fund, Inc. (the “Fund”) was scheduled to hold its adjourned annual meeting of stockholders, which was adjourned from the original annual meeting date of May 26, 2023 in order to allow additional time for the submission of proxies in order to constitute a quorum for the conduct of business at the annual meeting.

The presence, in person or by proxy, of holders of shares entitled to cast a majority of the votes entitled to be cast at the annual meeting constitutes a quorum for purposes of the annual meeting. No business may be conducted at the annual meeting if a quorum is not present.

As of the record date, 6,893,056 shares of common stock were outstanding, which means that 3,446,529 shares of common stock were required to be present in order to constitute a quorum. According to the independent Inspector of Election for the annual meeting, 2,586,109 shares of common stock were present for the annual meeting, fewer than required for a quorum.

Therefore, no business was conducted and none of the nominees for the two director positions designated as Class III directors were elected. The two incumbent directors currently designated as Class III directors, Kevin Landis and Kimun Lee, will continue to serve until the next annual meeting of stockholders, and until their successors are elected and qualify.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 13, 2023	FIRSTHAND TECHNOLOGY VALUE FUND, INC.

	By:	/s/ Kevin Landis
Kevin Landis
President